As filed on December 15, 2009	Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0409170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, Wisconsin	54494
(Address of principal executive offices)	(Zip Code)

ENERGY COMPOSITES CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Kenneth Iwinski, General Counsel and Secretary
Energy Composites Corporation
4400 Commerce Drive
Wisconsin Rapids, Wisconsin  54494
(Name and address of agent for service)

(715) 421-2060
(Telephone number, including area code, of agent for service)

Copy to:
Fay M. Matsukage, Esq.
Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, CO 80203
(303) 777-3737

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	1,000,000 Shares	$4.00	$4,000,000	$223.20

(1)           The Energy Composites Corporation Employee Stock Purchase Plan authorizes the issuance of a maximum of 1,000,000 common shares in the capital of Energy Composites Corporation.  All of these common shares are being registered under this Form S-8 Registration Statement.  Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)           The price is estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the common stock as reported on the OTC Bulletin Board on December 10, 2009.

Explanatory Note

We are filing this registration statement on Form S-8 for the purpose of registering 1,000,000 shares of our Common Stock, $0.001 par value per share (“Common Stock”), issuable under our Employee Stock Purchase Plan.  As a matter of policy adopted by our Board of Directors, no officer or director of the company may participate in the Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

Energy Composites Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)           The Registrant’s Annual Report on Form 10-K filed with the SEC on March 31, 2009 for the year ended December 31, 2008;

(b)           The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2009, August 14, 2009, and November 13, 2009 for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

(c)           The Registrant’s Current Reports on Form 8-K filed with the SEC on January 6, 2009, January 26, 2009, January 26, 2009, June 5, 2009, and September 4, 2009;

(d)           our definitive proxy statement on Schedule 14A relating to the annual meeting of stockholders held on June 2, 2009, as filed with the SEC on April 30, 2009; and

(e)           The description of the Registrant’s outstanding Common Stock contained in Part I, Item 8 of the Registration Statement on Form 10-SB12G filed on January 11, 2007, Commission File No. 0-52397.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

Under the corporate laws of the State of Nevada and Registrant’s Articles of Incorporation, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  The Registrant’s Bylaws also provide for mandatory indemnification of directors and executive officers, and permissive indemnification of employees and agents, to the fullest extent permissible under Nevada law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

Exhibit Number	Exhibit
4.1	Employee Stock Purchase Plan.
5.1	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
23.1	Consent of Moquist Thorvilson Kaufmann Kennedy & Pieper LLC, Independent Registered Public Accounting Firm.
23.2	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (included in Exhibit 5).
24	Power of Attorney (included on signature page).

Item 9.        Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wisconsin Rapids, State of Wisconsin on this 15th day of December, 2009.

ENERGY COMPOSITES CORPORATION
Dated: December 15, 2009	By:	/s/ Samuel W. Fairchild
Samuel W. Fairchild, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Energy Composites Corporation, a Nevada corporation, do hereby constitute and appoint Samuel W. Fairchild the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel W. Fairchild	Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2009
Samuel W. Fairchild

/s/ Jeffrey S. Keuntjes	Vice President - Finance (Principal Financial and Accounting Officer)	December 15, 2009
Jeffrey S. Keuntjes

/s/ Jamie Lee Mancl	President and Director	December 14, 2009
Jamie Lee Mancl

/s/ Jennifer Lynn Mancl	Vice President and Director	December 15, 2009
Jennifer Lynn Mancl

/s/ Daniel P. Wergin	Director	December 14, 2009
Daniel P. Wergin

/s/ Thomas J. Klismith	Director	December 14, 2009
Thomas J. Klismith

/s/ Timothy Sherlock	Director	December 14, 2009
Timothy Sherlock

/s/ James F. Miller	Director	December 14, 2009
James F. Miller

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Employee Stock Purchase Plan.
5.1	Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
23.1	Consent of Moquist Thorvilson Kaufmann Kennedy & Pieper LLC, Independent Registered Public Accounting Firm.
23.2	Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (included in Exhibit 5).
24	Power of Attorney (included on signature page).